SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013 (November 14, 2013)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2013, Sirius XM Radio Inc., a Delaware corporation (“Sirius”), reorganized its corporate structure (the “Reorganization”) whereby Sirius became a direct, wholly-owned subsidiary of Sirius XM Holdings Inc., a Delaware corporation (“Holdings”), pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”) and pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 14, 2013, by and among Sirius, Holdings and Sirius XM Merger Sub Inc., a Delaware corporation (“Merger Sub”). Section 251(g) of the DGCL provides for the formation of a holding company without a vote of the stockholders of the constituent corporations.

To effect the Reorganization, Sirius formed Holdings as a wholly-owned subsidiary, which in turn formed Merger Sub as its wholly-owned subsidiary. Pursuant to the Merger Agreement, Merger Sub merged with and into Sirius (the “Merger”) with Sirius being the surviving entity. As a result, the separate corporate existence of Merger Sub ceased and Sirius became a direct, wholly-owned subsidiary of Holdings.

In accordance with the terms of the Merger Agreement:

(i) each share of common stock, par value $0.001 per share, of Sirius (“Sirius Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than any Sirius Common Stock held in treasury) was cancelled and extinguished and converted automatically into the right to receive one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of Holdings (“Holdings Common Stock”), each share having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof as the shares of Sirius Common Stock being so converted;

(ii) each share of Sirius Common Stock owned by Sirius immediately prior to the effective time of the Merger was automatically cancelled and ceased to exist;

(ii) each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted automatically into one share of Sirius Common Stock; and

(iii) each share of Holdings Common Stock issued and outstanding held by Sirius immediately prior to the effective time of the Merger was automatically cancelled and ceased to exist.

In connection with the Reorganization, Holdings is not assuming any of Sirius’ existing debt obligations, except for Sirius’ 7% Exchangeable Senior Subordinated Notes due 2014 (the “7% Notes”) as described in Item 2.03, which is hereby incorporated into this Item 1.01.

It is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and, as a result, the stockholders of Sirius will not recognize gain or loss for United States federal income tax purposes.

The business, management and directors of Holdings, and the rights and limitations of the holders of Holdings Common Stock immediately following the Merger are identical to the business, management and directors of Sirius, and the rights and limitations of holders of Sirius Common Stock immediately prior to the Merger.

In connection with the Reorganization, Holdings assumed and agreed to perform all of Sirius’ obligations under the Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan, the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan, the XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan, the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended, and the XM Satellite Radio Holdings Inc. Talent Option Plan (the “Equity Plans”). The agreements and plans of Sirius assumed by Holdings in the Reorganization were each amended as necessary to provide that references to Sirius in such agreements and plans shall be read to refer to Holdings. In addition, Sirius and Holdings entered into an Omnibus Amendment to the Equity Plans and various award agreements in connection with the assumption by Holdings of the Equity Plans and related agreements.

In addition, pursuant to the Merger Agreement, Holdings assumed and agreed to perform all of Sirius’ obligations under its existing warrants for the issuance of Sirius Common Stock. Each warrant so assumed by Holdings will be exercisable solely to purchase shares of Holdings Common Stock, and the number of shares issuable upon exercise of such warrants, and the exercise price under such warrants, will be identical to the number of shares and the exercise price in effect immediately prior to the Merger.

In connection with the Reorganization, effective as of November 15, 2013, Holdings became the successor issuer to Sirius, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(a) under the Exchange Act, the shares of Holdings Common Stock, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

In accordance with Rule 414 under the Securities Act of 1933, as amended, Holdings adopted, as successor registrant, Sirius’ Registration Statements on Forms S-8 denoted by File Nos. 333-179600, 333-160386, 333-159206 and 333-152574.

The foregoing description of the Reorganization, the Merger and the related agreements is qualified in its entirety by reference to the full text of the actual Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 15, 2013, in connection with the Reorganization Holdings, Sirius, certain of Sirius’ subsidiaries and The Bank of New York Mellon, as trustee, entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing the 7% Notes issued by Sirius (as successor to XM Satellite Radio Inc.), as supplemented by the supplemental indenture, dated April 14, 2010, and the supplemental indenture, dated January 12, 2011 (the “7% Notes Indenture”). Pursuant to the Supplemental Indenture, (i) Holdings became a co-obligor with respect to all of the obligations of Sirius under the 7% Notes Indenture and the 7% Notes, and (ii) each 7% Note will be exchangeable, in accordance with the 7% Notes Indenture, into Holdings Common Stock in lieu of Sirius Common Stock. As of September 30, 2013, approximately $502,370 aggregate principal amount of the 7% Notes was outstanding.

The terms and conditions of the 7% Notes as described in the Annual Report on Form 10-K for the year ended December 31, 2012 of Sirius filed on February 6, 2013 are herein incorporated by reference.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The response to Item 2.03 is hereby incorporated into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Holdings assumed and agreed to perform all of Sirius’ obligations under the Equity Plans, pursuant to which its named executive officers may participate.

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Prior to the Reorganization, on November 14, 2013, Sirius filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its Series A Convertible Preferred Stock (“Series A Preferred Stock”), Convertible Perpetual Preferred Stock, Series B-1 (the “Series B-1 Preferred Stock”), Convertible Perpetual Non-Voting Preferred Stock, Series B-2 (the “Series B-2 Preferred Stock”), and Series C Junior Preferred Stock (the “Series C Preferred Stock”). The Certificate of Elimination (i) eliminated the previous designation of 25,000,000 shares of Series A Preferred Stock, 12,500,000 shares of Series B-1 Preferred Stock, 11,500,000 shares of Series B-2 Preferred Stock and 9,000 shares of Series C Preferred Stock, none of which were outstanding at the time of filing, (ii) upon such elimination, caused such shares of Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock to resume their status as undesignated shares of Sirius preferred stock, and (iii) eliminated from Sirius’ certificate of incorporation all references to the Series A Preferred Stock, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Series C Preferred Stock.

In connection with the Reorganization, Holdings adopted a certificate of incorporation (the “Certificate”) and by-laws (the “By-Laws”) effective as of November 15, 2013, that are identical to the pre-Merger certificate of incorporation and by-laws of Sirius, taking into account the Certificate of Elimination as described above, except for certain technical amendments that are permissible under Section 251(g) of the DGCL. Holdings has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof will be the same as that of Sirius’ capital stock immediately prior to the Merger.

The Certificate and the By-Laws of Holdings, and the Certificate of Elimination of Sirius, are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of November 14, 2013, by and among Sirius XM Radio Inc., Sirius XM Holdings Inc. and Sirius XM Merger Sub Inc.

3.1	Amended and Restated Certificate of Incorporation of Sirius XM Holdings Inc.

3.2	Amended and Restated By-Laws of Sirius XM Holdings Inc.

3.3	Certificate of Elimination of Series A Convertible Preferred Stock, Convertible Perpetual Preferred Stock, Series B-1, Convertible Perpetual Non-Voting Preferred Stock, Series B-2, and Series C Junior Preferred Stock of Sirius XM Radio Inc.

4.1	Supplemental Indenture, dated as of November 15, 2013, among Sirius XM Holdings Inc., Sirius XM Radio Inc., the guarantors named therein and The Bank of New York Mellon, as trustee, relating to the 7% Exchangeable Senior Subordinated Notes due 2014.

10.1	Assignment and Assumption Agreement, dated as of November 15, 2013, among Sirius XM Holdings Inc. and Sirius XM Radio Inc.

10.2	Omnibus Amendment to the XM Satellite Radio Holdings Inc. Talent Option Plan, the XM Satellite Radio Holdings Inc. 1998 Shares Award Plan, as amended, the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan, the XM Satellite Radio Holdings Inc. 2007 Stock Incentive Plan and the Sirius XM Radio Inc. 2009 Long-Term Stock Incentive Plan and their Related Stock Option Agreements, Restricted Stock Agreements and Restricted Stock Unit Agreements, dated November 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: November 15, 2013